UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2009

BJ SERVICES COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10570	No. 63-0084140
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4601 Westway Park Blvd, Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 462-4239

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2009, BJ Services Company (the “Company”), Baker Hughes Incorporated (“Baker Hughes”) and BSA Acquisition LLC, a wholly-owned subsidiary of Baker Hughes (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will merge with and into Merger Sub with Merger Sub surviving as a wholly-owned subsidiary of Baker Hughes (the “Merger”). The Merger Agreement and the Merger have been unanimously approved by the Boards of Directors of both the Company and Baker Hughes. In the Merger, each issued and outstanding share of Company common stock will be converted into the right to receive (i) 0.40035 shares of Baker Hughes common stock, par value $1.00 per share, and (ii) $2.69 per share in cash.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including (i) the agreement of the Company and Baker Hughes, subject to certain exceptions, to conduct their respective businesses in the ordinary course and not to engage in certain activities between the execution of the Merger Agreement and the consummation of the Merger and (ii) the agreement of the Company to not solicit or knowingly encourage alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide information in connection with, alternative transactions.

Completion of the Merger is conditioned upon: (1) approval by Baker Hughes stockholders of the issuance of additional Baker Hughes common stock and the adoption by the Company stockholders of the Merger Agreement; (2) applicable regulatory approvals, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (3) the effectiveness of a registration statement on Form S-4 relating to the Baker Hughes common stock to be issued in the Merger and the approval of the listing of such shares on the New York Stock Exchange; (4) the absence of legal impediments prohibiting the transactions; and (5) other customary closing conditions.

The Merger Agreement contains certain termination rights for both the Company and Baker Hughes, including, among others, if the Merger is not completed by March 1, 2010 (subject to possible extension until May 1, 2010 at either party’s option in order to satisfy the closing condition related to the HSR Act). In the event of a termination of the Merger Agreement under certain circumstances, the Company may be required to pay Baker Hughes a termination fee of $175 million, or Baker Hughes may be required to pay the Company a termination fee of $175 million. In addition, the Merger Agreement provides for expense reimbursement (up to $10 million) by a party upon termination of the Merger Agreement solely in the event such party’s stockholders do not provide the requisite approval following the disclosure of an acquisition proposal for that party (which is not subsequently withdrawn). The amount of expense reimbursement will be credited against any termination fee that is or becomes due.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the Company or Baker Hughes. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and: (a) should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by disclosures that were made to the other party in connection with the execution of the Merger Agreement, which disclosures are not necessarily reflected in the Merger Agreement; (c) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Additional Information and Where to Find It

In connection with the proposed merger, Baker Hughes will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Baker Hughes and the Company that also will constitute a prospectus of Baker Hughes regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BAKER HUGHES AND THE COMPANY ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING BAKER HUGHES, THE COMPANY AND THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Baker Hughes and the Company seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Baker Hughes and the Company with the SEC at the SEC’s web site at www.sec.gov.

The joint proxy statement/prospectus and such other documents (relating to Baker Hughes) may also be obtained from Baker Hughes for free (when available) from Baker Hughes’ web site at www.bakerhughes.com/investor or by directing a request to: Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, TX 77019, Attention: Corporate Secretary, or by phone at (713) 439-8600. The joint proxy statement/prospectus and such other documents (relating to the Company) may also be obtained from the Company for free (when available) from the Company’s web site at www.bjservices.com or by directing a request to: BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442, Attention: Investor Relations, or by phone at (713) 462-4239.

Participants in the Solicitation

Baker Hughes, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Baker Hughes’ stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction will be contained in the joint proxy statement/prospectus when it is filed with the SEC.

The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction will be contained in the joint proxy statement/prospectus when it is filed with the SEC.

Item 3.03. Material Modification to Rights of Security Holders

In connection with the Merger Agreement, the Company and The Bank of New York, as Rights Agent, entered into a Third Amendment, dated August 30, 2009 (the “Amendment”), to the Amended and Restated Rights Agreement, dated September 26, 1996, as amended (the “Rights Agreement”). The effect of the Amendment is to permit entry into the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger. Capitalized terms used in this Item 3.03 and not otherwise defined in this Item 3.03 have the meaning ascribed to them in the Rights Agreement.

In particular, the Amendment provides that no triggering event described in particular sections of the Rights Agreement (including a Distribution Date or a Stock Acquisition Date) shall be deemed to have occurred, that no person or entity shall be deemed to have become an Acquiring Person and that no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, specified sections of the Rights Agreement by reason of the approval, execution and delivery of the Merger Agreement (including any amendments thereto) or the commencement or, prior to the termination of the Merger Agreement, the consummation of any of the transactions contemplated by the Merger Agreement, including the Merger.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 8.01. Other Events.

On August 31, 2009, the Company issued a press release regarding the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

Except for the historical information set forth in this document, the matters discussed in this document are forward-looking statements that involve certain assumptions and known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Baker Hughes and the Company, including expected future financial and operating results, anticipated accretion to Baker Hughes’ earnings per share arising from the transaction, the expected amount and timing of cost savings and operating synergies, whether and when the transactions contemplated by the Merger Agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval of the Merger Agreement by the stockholders of both parties; the risk that the cost savings and any other synergies from the transaction may not be realized or take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in Baker Hughes’ and the Company’s filings with the SEC, which are available at the SEC’s web site www.sec.gov. Except as required by law, neither Baker Hughes nor the Company intends to update or revise statements contained in these materials based on new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

2.1	Agreement and Plan of Merger, dated August 30, 2009, by and among the Company, Baker Hughes Incorporated and BSA Acquisition LLC

4.1	Third Amendment to Amended and Restated Rights Agreement, dated August 30, 2009, between the Company and The Bank of New York (incorporated by reference to the Company’s Form 8-A/A filed on September 2, 2009)

99.1	Press release issued by Baker Hughes Incorporated and the Company on August 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ SERVICES COMPANY

By:	/s/ Jeffrey E. Smith
Jeffrey E. Smith Executive Vice President, Finance and Chief Financial Officer

Date: September 2, 2009

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